Exhibit 10.37

International senior loan

program, LLC

Consolidated Financial Statements

For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021

Report of Independent Auditors

To the Members of International Senior Loan Program, LLC

Opinion

We have audited the accompanying consolidated financial statements of International Senior Loan Program, LLC and its subsidiaries (the “Company”), which comprise the consolidated statements of assets, liabilities and members’ equity, including the consolidated schedules of investments, as of December 31, 2023 and 2022, and the related consolidated statements of operations, of changes in members’ equity and of cash flows, including the related notes for the years ended December 31, 2023 and 2022 and for the period from February 9, 2021 to December 31, 2021 (collectively referred to as the "consolidated financial statements").

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations, changes in its members’ equity and its cash flows for the years ended December 31, 2023 and 2022 and for the period from February 9, 2021 to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time..

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2024

International Senior Loan Program, LLC

Consolidated Statement of Assets, Liabilities & Members' Equity
(in thousands)

	As of December 31,
	2023	2022
ASSETS
Investments at fair value (cost of $721,252 and $745,570, respectively)	$709,846	$707,683
Cash	9,006	12,242
Foreign cash (cost of $22,237 and $10,274, respectively)	22,528	10,279
Collateral on forward currency exchange contracts	4,383	2,624
Capital contributions receivable	-	13,162
Deferred financing costs (net of accumulated amortization of $2,026 and $1,150, respectively)	3,154	2,759
Interest receivable on investments	11,244	7,617
Unrealized appreciation on forward currency contracts	-	1,053
Receivable from related party	-	59
Total assets	$760,161	$757,478

LIABILITIES
Interest payable on debt	$5,841	$3,785
Interest payable on subordinated notes	18,501	13,118
Unrealized depreciation on forward currency contracts	6,052	3,613
Payable for investments purchased	-	10,456
Revolving Credit Facility	320,491	375,260
Subordinated notes payable to Members	301,426	262,022
Distributions payable to Members	3,931	2,195
Accounts payable and accrued expenses	900	-
Total liabilities	657,142	670,449

MEMBERS' EQUITY
Total Members' equity	103,019	87,029

Total liabilities and Members' equity	$760,161	$757,478

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Statement of Operations

(in thousands)

	For the Year Ended December 31,		For the Period February 9, 2021 (Commencement of Operations) Through December 31,
	2023	2022	2021
Investment income:
Interest income	$75,476	$43,903	$21,970
Total investment income	75,476	43,903	21,970

Expenses:
Interest and other debt financing expenses	$25,209	$11,660	$4,926
Interest expense on Members subordinated notes	35,656	21,455	11,467
Professional fees and other expenses	3,084	2,577	1,724
Total expenses	63,949	35,692	18,117

Net investment income	11,527	8,211	3,853

Net gain (loss) on investments
Net realized loss on investments	(5,155)	(1,496)	(1,655)
Net realized gain on foreign currency transactions	470	2,642	3,898
Net realized gain on foreign currency of debt	3,044	1,285	2,466
Net realized gain on forward contracts	63	9,331	1,344
Net change in unrealized appreciation on foreign currency	992	(451)	(240)
Net change in unrealized appreciation on forward contracts	(3,492)	(4,360)	1,800
Net change in unrealized appreciation from foreign currency translation of debt	(16,322)	12,919	6,481
Net change in unrealized appreciation from foreign currency translation of the Subordinated Notes	(1,642)	1,628	2,050
Net change in unrealized appreciation on investments	26,481	(26,720)	(11,167)
Net gain (loss) on investments	4,439	(5,222)	4,977

Net increase in Members' equity from operations	$15,966	$2,989	$8,830

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Statement of Changes in Members' Equity

(in thousands)

Balance, February 9, 2021	$-
Capital contributions	247,387
Distributions	(193,950)
Net increase in Members' equity from operations	8,830
Balance, December 31, 2021	$62,267
Capital contributions	29,098
Distributions	(7,325)
Net increase in Members' equity from operations	2,989
Balance, December 31, 2022	$87,029
Capital contributions	12,540
Distributions	(12,516)
Net increase in Members' equity from operations	15,966
Balance, December 31, 2023	$103,019

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Statement of Cash Flows
(in thousands)

	For the Year Ended 31 December,		For the Period February 9, 2021 (Commencement of Operations) Through December 31,
	2023	2022	2021
Cash flows from operating activities
Net increase in Members' equity from operations	$15,966	$2,989	$8,830
Adjustments to reconcile net increase (decrease) in Members' equity from operations to net cash used in operating activities:
Purchases of investments in securities	(81,767)	(285,712)	(302,055)
Proceeds from principal payments and sales of investments	99,700	66,621	105,609
Non-cash interest	(9,226)	(4,807)	(836)
Amortization of deferred financing costs	876	722	428
Net realized loss from investments	5,155	1,496	1,655
Net realized gain on foreign currency transactions	(470)	(2,642)	(3,898)
Net realized gain on foreign currency of debt	(3,044)	(1,285)	(2,466)
Net change in unrealized appreciation on investments	(26,481)	26,720	11,167
Net change in unrealized appreciation on foreign currency	(992)	451	240
Net change in unrealized appreciation from foreign currency translation of debt	16,322	(12,919)	(6,481)
Net change in unrealized appreciation from foreign currency translation of the Subordinated Notes	1,642	(1,628)	(2,050)
Net change in unrealized appreciation on forward contracts	3,492	4,360	(1,800)
Changes in operating assets and liabilities:
Increase in interest receivable on investments	(3,627)	(2,131)	(5,486)
Increase in interest payable on debt	2,056	2,555	1,230
Increase in interest payable on subordinated notes	5,383	6,113	7,005
Increase (decrease) in accounts payable and accrued expenses	900	(1,458)	1,458
Decrease (increase) in receivable from related party	59	(59)	—
Increase in collateral on forward currency exchange contracts	(1,759)	(2,624)	—
Net cash provided by (used in) operating activities	24,185	(203,238)	(187,450)

Cash flows from financing activities
Proceeds from borrowings	69,295	203,987	449,912
Repayments of borrowings	(137,342)	(86,656)	(168,832)
Proceeds from subordinated notes	37,762	87,314	81,026
Payments of financing costs	(1,271)	(1,500)	(2,409)
Capital contributions from Members	25,702	15,936	27,662
Distributions to Members	(10,780)	(6,280)	(192,800)
Net cash (used in) provided by financing activities	(16,634)	212,801	194,559

Net increase in cash, foreign cash and cash equivalents	7,551	9,563	7,109
Effect of foreign currency exchange rates	1,462	2,191	3,658
Cash, beginning of period	22,521	10,767	—
Cash, end of period	$31,534	$22,521	$10,767

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Statement of Cash Flows
(in thousands)

	For the Year Ended 31 December,		For the Period February 9, 2021 (Commencement of Operations) Through December 31,
	2023	2022	2021
Supplemental disclosure of cash flow information:
Cash interest paid on debt during the period	$22,277	$8,383	$3,696
Cash interest paid on subordinated notes payable to Members during the period	$30,273	$15,342	$4,461

Supplemental disclosure of non-cash information:
Non-cash purchases of investments	$—	$—	$(317,085)
Non-cash issuance of subordinated notes	$—	$—	$97,360
Non-cash contributions from Members	$—	$—	$219,725

Cash	$9,006	$12,242	$6,830
Foreign cash	22,528	10,279	3,937
Total cash and foreign cash shown in the consolidated statement of cash flows	$31,534	$22,521	$10,767

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Australian Dollar
Aerospace & Defense
Ansett Aviation Training (18)(19)	First Lien Senior Secured Loan	BBSY	4.69%	9.19%	9/24/2031	AUD	14,144	9,830	9,635
Ansett Aviation Training (14)(19)	Equity Interest	—	—	—	—	AUD	10,238	7,115	15,033
Aerospace & Defense Total								$16,945	$24,668	23.9%

FIRE: Finance
FNZ UK Finco Limited (18)(19)	First Lien Senior Secured Loan	L	5.75%	10.37%	9/30/2026	AUD	7,660	4,952	5,218
FIRE: Finance Total								$4,952	$5,218	5.1%

Healthcare & Pharmaceuticals
Datix Bidco Limited (18)(19)	First Lien Senior Secured Loan	BBSW	4.50%	9.29%	4/28/2025	AUD	4,169	3,295	2,840
Healthcare & Pharmaceuticals Total								$3,295	$2,840	2.8%

Media: Advertising, Printing & Publishing
TGI Sport Bidco Pty Ltd (17)(19)	First Lien Senior Secured Loan	BBSW	7.00%	11.36%	4/30/2026	AUD	9,730	7,056	6,628
Media: Advertising, Printing & Publishing Total								$7,056	$6,628	6.4%

Services: Consumer
Zeppelin BidCo Pty Limited (18)(19)	First Lien Senior Secured Loan	BBSY	5.00%	9.15%	7/12/2024	AUD	20,415	16,126	13,907
Services: Consumer Total								$16,126	$13,907	13.5%

Australian Dollar Total								$48,374	$53,261	51.7%

British Pound
Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	SONIA	6.25%	11.44%	6/25/2029		£6,050	7,045	7,702
Reconomy (18)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	6.25%	11.44%	6/25/2029		£6,578	8,094	8,285
Environmental Industries Total								$15,139	$15,987	15.5%

FIRE: Finance
Parmenion (15)(19)	First Lien Senior Secured Loan	SONIA	5.50%	10.69%	5/11/2029		£29,070	35,256	37,009
FIRE: Finance Total								$35,256	$37,009	35.9%

FIRE: Insurance
Paisley Bidco Limited (18)(19)	First Lien Senior Secured Loan - Revolver	EURIBOR	5.50%	9.45%	11/26/2028		£6,373	8,019	8,197
FIRE: Insurance Total								$8,019	$8,197	8.0%

Healthcare & Pharmaceuticals
Datix Bidco Limited (3)(18)(19)	First Lien Senior Secured Loan - Revolver	SONIA	4.50%	9.69%	10/28/2024		£639	773	813
Datix Bidco Limited (18)(19)	Second Lien Senior Secured Loan	SONIA	7.75%	12.94%	4/27/2026		£12,013	16,916	15,293
Healthcare & Pharmaceuticals Total								$17,689	$16,106	15.6%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
British Pound
High Tech Industries
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	10.44%	6/4/2029	£7,880	9,100	10,032
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	10.44%	6/4/2029	£9,764	11,887	12,431
High Tech Industries Total							$20,987	$22,463	21.8%

Media: Diversified & Production
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	6.50%	11.69%	6/29/2029	£13,160	15,196	15,916
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SOFR	6.50%	11.80%	9/2/2029	£5,172	6,073	5,744
Media: Diversified & Production Total							$21,269	$21,660	21.0%

Services: Business
Brook Bidco (18)(19)(26)	First Lien Senior Secured Loan	SONIA	7.37% PIK	12.56%	7/10/2028	£24,106	32,510	30,689
Caribou Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	10.49%	2/1/2029	£27,570	34,013	35,099
Caribou Bidco Limited (3)(18)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	5.25%	10.44%	2/1/2029	£1,576	1,955	2,007
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	SOFR	7.51% PIK	12.81%	7/7/2028	£5,299	7,002	7,002
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	SOFR	7.51% PIK	12.81%	7/7/2028	£7,373	9,741	9,741
Opus2 (18)(19)	First Lien Senior Secured Loan	SONIA	5.03%	10.22%	5/5/2028	£12,151	16,442	15,470
Parcel2Go (18)(19)(26)	First Lien Senior Secured Loan	SONIA	3.25% (3.00% PIK)	11.44%	7/17/2028	£12,488	16,856	14,864
Parcel2Go (3)(18)(19)(26)	First Lien Senior Secured Loan - Delayed Draw	SONIA	3.00% (3.00% PIK)	11.19%	7/17/2028	£3,854	5,133	4,361
Services: Business Total							$123,652	$119,233	115.8%

Services: Consumer
Surrey Bidco Limited (17)(19)(26)	First Lien Senior Secured Loan	SONIA	7.28% PIK	11.46%	5/11/2026	£5,997	7,317	6,107
Services: Consumer Total							$7,317	$6,107	5.9%

British Pound Total							$249,328	$246,762	239.5%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Canadian Dollar
Media: Diversified & Production
9 Story Media Group Inc. (16)(19)	First Lien Senior Secured Loan	CDOR	5.25%	10.74%	4/30/2026	CAD	6,729	5,342	5,081
9 Story Media Group Inc. (3)(18)(19)	First Lien Senior Secured Loan - Revolver	CDOR	5.25%	10.67%	4/30/2026	CAD	20	15	15
Media: Diversified & Production Total								$5,357	$5,096	4.9%

Retail
New Look (Delaware) Corporation (18)(19)(26)	First Lien Senior Secured Loan	SOFR	4.00% (2.00% PIK)	11.43%	5/26/2028	CAD	17,776	14,574	13,087
New Look Vision Group (15)(19)	First Lien Senior Secured Loan - Delayed Draw	CDOR	5.50%	10.93%	5/26/2028	CAD	1,186	915	873
New Look Vision Group (18)(19)	First Lien Senior Secured Loan - Delayed Draw	CDOR	5.50%	10.93%	5/26/2028	CAD	2,277	1,633	1,677
Retail Total								$17,122	$15,637	15.2%

Canadian Dollar Total								$22,479	$20,733	20.1%

Danish Krone
High Tech Industries
VPARK BIDCO AB (16)(19)	First Lien Senior Secured Loan	CIBOR	4.00%	7.87%	3/10/2025	DKK	56,429	9,231	8,356
High Tech Industries Total								$9,231	$8,356	8.1%

Danish Krone Total								$9,231	$8,356	8.1%

European Currency
Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.75%	9.85%	12/22/2027		€9,259	9,355	9,633
Chemicals, Plastics & Rubber Total								$9,355	$9,633	9.4%

Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.00%	9.93%	6/25/2029		€2,440	2,475	2,694
Environmental Industries Total								$2,475	$2,694	2.6%

FIRE: Insurance
MRHT (15)(19)	First Lien Senior Secured Loan	EURIBOR	6.75%	10.72%	2/1/2029		€12,000	12,973	13,181
Paisley Bidco Limited (18)(19)	First Lien Senior Secured Loan - Revolver	EURIBOR	5.50%	9.45%	11/26/2028		€3,178	3,367	3,508
FIRE: Insurance Total								$16,340	$16,689	16.2%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
European Currency
Healthcare & Pharmaceuticals
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	6.25% (0.75% PIK)	10.90%	5/28/2026		€13,029	15,766	14,023
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	6.25% (0.75% PIK)	11.03%	5/28/2026		€22,328	27,014	24,032
Pharmathen (18)(19)	First Lien Senior Secured Loan- Revolver	EURIBOR	5.73%	9.62%	10/25/2028		€13,492	15,030	14,894
Pharmathen (3)(18)(19)	First Lien Senior Secured Loan- Revolver	EURIBOR	5.73%	9.62%	10/25/2028		€1,754	1,874	1,937
Healthcare & Pharmaceuticals Total								$59,684	$54,886	53.2%

High Tech Industries
Onventis (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	7.50%	11.47%	1/12/2030		€5,000	5,321	5,520
Utimaco (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	10.28%	5/14/2029		€8,250	8,344	8,902
High Tech Industries Total								$13,665	$14,422	14.0%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	9.39%	8/31/2028		€2,619	2,951	2,891
Media: Broadcasting & Subscription Total								$2,951	$2,891	2.8%

Media: Diversified & Production
9 Story Media Group Inc. (18)(19)	First Lien Senior Secured Loan	EURIBOR	5.25%	9.21%	4/30/2026		€3,627	4,412	4,004
Aptus 1724 Gmbh (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.00%	9.96%	2/23/2028		€35,000	41,354	37,477
Media: Diversified & Production Total								$45,766	$41,481	40.3%

Services: Business
iBanFirst (19)(26)(32)	First Lien Senior Secured Loan	EURIBOR	10.00% PIK	13.91%	7/13/2028		€12,297	13,843	13,574
SumUp Holdings Luxembourg S.à.r.l. (19)(32)	First Lien Senior Secured Loan	EURIBOR	8.25%	12.21%	2/17/2026		€30,900	35,497	34,111
Services: Business Total								$49,340	$47,685	46.3%

European Currency Total								$199,576	$190,381	184.8%

Norwegian Krone
High Tech Industries
VPARK BIDCO AB (16)(19)	First Lien Senior Secured Loan	NIBOR	4.00%	8.54%	3/10/2025	NOK	73,280	8,651	7,204
High Tech Industries Total								$8,651	$7,204	7.0%

Services: Business
Spring Finco BV (18)(19)	First Lien Senior Secured Loan	NIBOR	5.50%	10.12%	7/15/2029	NOK	174,360	16,600	17,140
Services: Business Total								$16,600	$17,140	16.6%

Norwegian Krone Total								$25,251	$24,344	23.6%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Automotive
Cardo (18)(19)	First Lien Senior Secured Loan	SOFR	5.15%	10.54%	5/12/2028	$9,653	9,589	9,653
Automotive Total							$9,589	$9,653	9.4%

Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	SOFR	6.00%	11.43%	12/22/2027	$23,280	23,280	22,523
Chemicals, Plastics & Rubber Total							$23,280	$22,523	21.9%

Consumer Goods: Durable
Stanton Carpet (15)(19)	Second Lien Senior Secured Loan	SOFR	9.15%	14.56%	3/31/2028	$5,000	4,944	5,000
Consumer Goods: Durable Total							$4,944	$5,000	4.9%

Consumer Goods: Non-durable
RoC Opco LLC (15)(19)	First Lien Senior Secured Loan	SOFR	7.60%	12.95%	2/25/2025	$15,714	15,714	15,714
Consumer Goods: Non-durable Total							$15,714	$15,714	15.3%

High Tech Industries
CB Nike IntermediateCo Ltd (3)(15)(19)	First Lien Senior Secured Loan - Revolver	—	—	—	10/31/2025	$—	—	—
NearMap (18)(19)	First Lien Senior Secured Loan	SOFR	7.25%	12.61%	12/9/2029	$11,800	11,593	11,800
Utimaco (18)(19)	First Lien Senior Secured Loan	SOFR	6.68%	11.99%	5/14/2029	$16,450	16,316	16,079
Utimaco (18)(19)	First Lien Senior Secured Loan	SOFR	6.68%	11.99%	5/14/2029	$8,550	8,481	8,358
High Tech Industries Total							$36,390	$36,237	35.2%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	SOFR	5.93%	11.24%	8/31/2028	$23,907	23,761	23,907
Media: Broadcasting and Subscription Total							$23,761	$23,907	23.2%

Media: Diversified & Production
Aptus 1724 Gmbh (19)(21)	First Lien Senior Secured Loan	SOFR	6.25%	11.78%	2/23/2028	$10,000	9,953	9,700
Media: Diversified & Production Total							$9,953	$9,700	9.4%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Services: Business
Avalon Acquiror, Inc. (18)(19)	First Lien Senior Secured Loan	SOFR	6.25%	11.60%	3/10/2028	$11,820	11,735	11,495
Chamber Bidco Limited (17)(19)	First Lien Senior Secured Loan	SOFR	6.25%	11.57%	6/7/2028	$21,081	20,942	21,081
Smartronix (15)(19)	First Lien Senior Secured Loan	SOFR	5.85%	11.57%	11/23/2028	$10,807	10,705	10,699
Services: Business Total							$43,382	$43,275	41.9%

U.S. Dollar Total							$167,013	$166,009	161.2%

Total							$721,252	$709,846	689.0%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2023

(in thousands)

Forward Foreign Currency Exchange Contracts

			Settlement	Unrealized
Currency Purchased	Currency Sold	Counterparty	Date	Appreciation(8)
BRITISH POUNDS 2,245	US DOLLARS 2,731	Goldman Sachs	07/18/2024	$128
US DOLLARS 17,258	BRITISH POUNDS 13,990	Goldman Sachs	07/18/2024	(560)
EURO 477	AUSTRALIAN DOLLARS 785	Morgan Stanley	01/17/2024	(9)
EURO 3,061	AUSTRALIAN DOLLARS 4,980	Morgan Stanley	06/10/2025	48
US DOLLARS 1,837	AUSTRALIAN DOLLARS 2,735	Morgan Stanley	01/17/2024	(30)
US DOLLARS 13,555	AUSTRALIAN DOLLARS 19,560	Morgan Stanley	06/10/2025	158
EURO 259	BRITISH POUNDS 225	Morgan Stanley	01/24/2024	(1)
EURO 3,118	BRITISH POUNDS 2,840	Morgan Stanley	06/12/2025	(100)
EURO 755	BRITISH POUNDS 682	Morgan Stanley	11/10/2025	(11)
US DOLLARS 1,795	BRITISH POUNDS 1,410	Morgan Stanley	01/24/2024	-
US DOLLARS 311	BRITISH POUNDS 250	Morgan Stanley	02/13/2024	(7)
US DOLLARS 1,199	BRITISH POUNDS 960	Morgan Stanley	02/14/2024	(24)
US DOLLARS 2,717	BRITISH POUNDS 2,220	Morgan Stanley	05/10/2024	(110)
US DOLLARS 13,374	BRITISH POUNDS 10,983	Morgan Stanley	06/10/2025	(636)
EURO 426	CANADIAN DOLLARS 619	Morgan Stanley	03/25/2024	3
US DOLLARS 1,778	CANADIAN DOLLARS 2,400	Morgan Stanley	03/25/2024	(38)
EURO 1,614	US DOLLARS 1,790	Morgan Stanley	01/09/2025	22
EURO 666	US DOLLARS 740	Morgan Stanley	06/18/2025	13
US DOLLARS 960	EURO 890	Morgan Stanley	01/17/2024	(24)
US DOLLARS 4,864	EURO 4,600	Morgan Stanley	01/17/2024	(220)
US DOLLARS 604	EURO 560	Morgan Stanley	02/13/2024	(16)
US DOLLARS 818	EURO 755	Morgan Stanley	02/14/2024	(17)
US DOLLARS 1,425	EURO 1,290	Morgan Stanley	11/10/2025	(44)
EURO 889	AUSTRALIAN DOLLARS 1,400	Standard Chartered	01/17/2024	26
EURO 1,803	AUSTRALIAN DOLLARS 2,872	Standard Chartered	07/18/2024	39
US DOLLARS 3,774	AUSTRALIAN DOLLARS 5,435	Standard Chartered	01/17/2024	63
US DOLLARS 1,395	AUSTRALIAN DOLLARS 2,040	Standard Chartered	01/17/2024	2
US DOLLARS 7,048	AUSTRALIAN DOLLARS 11,118	Standard Chartered	07/18/2024	(573)
EURO 1,266	BRITISH POUNDS 1,095	Standard Chartered	06/17/2024	13
EURO 4,582	BRITISH POUNDS 4,130	Standard Chartered	07/18/2024	(157)
US DOLLARS 1,484	BRITISH POUNDS 1,140	Standard Chartered	01/17/2024	31
US DOLLARS 1,000	BRITISH POUNDS 840	Standard Chartered	06/10/2025	(72)
US DOLLARS 6,519	BRITISH POUNDS 5,180	Standard Chartered	06/17/2024	(79)
EURO 321	CANADIAN DOLLARS 480	Standard Chartered	07/18/2024	(8)
US DOLLARS 1,390	CANADIAN DOLLARS 1,860	Standard Chartered	07/18/2024	(23)
EURO 919	DANISH KRONE 6,844	Standard Chartered	07/18/2024	-
US DOLLARS 3,988	DANISH KRONE 26,496	Standard Chartered	07/18/2024	23
EURO 824	NORWEGIAN KRONE 9,517	Standard Chartered	07/18/2024	(21)
EURO 16,565	US DOLLARS 18,170	Standard Chartered	01/09/2025	432
EURO 3,005	US DOLLARS 3,309	Standard Chartered	06/18/2024	33
EURO 18,034	US DOLLARS 20,330	Standard Chartered	07/18/2024	(245)
US DOLLARS 2,580	EURO 2,340	Standard Chartered	07/18/2024	(26)
EURO 2,285	US DOLLARS 2,504	Standard Chartered	01/17/2024	22
EURO 3,700	US DOLLARS 3,941	Standard Chartered	01/17/2024	149
EURO 940	US DOLLARS 1,042	Standard Chartered	07/18/2024	5
EURO 3,120	US DOLLARS 3,521	Standard Chartered	07/18/2024	(47)
US DOLLARS 4,132	EURO 3,730	Standard Chartered	01/17/2024	9
US DOLLARS 24,515	EURO 22,640	Standard Chartered	01/17/2024	(508)
US DOLLARS 29,878	EURO 29,700	Standard Chartered	07/18/2024	(3,199)
US DOLLARS 30,672	EURO 27,695	Standard Chartered	12/18/2024	(397)
US DOLLARS 3,566	NORWEGIAN KRONE 36,843	Standard Chartered	07/18/2024	(69)
				$(6,052)

(1) The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), the Euro Interbank Offered Rate (“EURIBOR” or “E”), the Norwegian Interbank Offered Rate (“NIBOR” or “N”), the Copenhagen Interbank Offered Rate (“CIBOR” or “C”), Canadian Dollar LIBOR Rate (“CDOR LIBOR”), the Bank Bill Swap Rate ("BBSW"), the Bank Bill Swap Bid Rate ("BBSY"), or the Prime Rate (“Prime” or "P"), the Sterling Overnight Index Average ("SONIA") and which reset daily, monthly, quarterly or semiannually. Investments or a portion thereof may bear Payment-in-Kind ("PIK"). For each, the Company has provided the PIK or the spread over LIBOR, EURIBOR, GBP LIBOR, NIBOR, CIBOR, CDOR, BBSW, BBSY, or Prime and the current weighted average interest rate in effect at December 31, 2023. Certain investments are subject to a LIBOR, EURIBOR, NIBOR, CIBOR, CDOR, BBSW, or Prime interest rate floor.

(2) Tickmark not used

(3) Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee.

(4) Percentages are based on the Company’s net assets of $$103,019 as of December 31, 2023.

(5) Tickmark not used

(6) Tickmark not used

(7) Tickmark not used

(8) Unrealized appreciation/(depreciation) on forward currency exchange contracts.

(9) The principal amount (par amount) for all debt securities is denominated in currency displayed in section header.

(10) Tickmark not used

(11) Tickmark not used

(12) Tickmark not used

(13) Tickmark not used

(14) Non-Income Producing.

(15) Loan includes interest rate floor of 1.00%.

(16) Loan includes interest rate floor of 0.75%.

(17) Loan includes interest rate floor of 0.50%.

(18) Loan includes interest rate floor of 0.00%.

(19) Security valued using unobservable inputs (Level 3).

(20) Tickmark not used

(21) Loan includes interest rate floor of 0.25%.

(22) Tickmark not used

(23) Tickmark not used

(24) Tickmark not used

(25) Tickmark not used

(26) Denotes that all or a portion of the debt investment includes PIK interest during the period.

(27) Tickmark not used

(28) Tickmark not used

(29) Tickmark not used

(30) Tickmark not used

(31) Tickmark not used

(32) Loan includes interest rate floor of 1.50%.

(33) Tickmark not used

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Australian Dollar
Aerospace & Defense
Ansett Aviation Training (18)(19)	First Lien Senior Secured Loan	BBSY	4.69%	8.00%	9/24/2031	AUD	14,144	9,830	9,636
Ansett Aviation Training (14)(19)	Equity Interest		—	—	—		10,238	7,115	10,620
Aerospace & Defense Total								$16,945	$20,256	23.2%

FIRE: Finance
FNZ UK Finco Limited (18)(19)	First Lien Senior Secured Loan	L	5.00%	8.06%	9/30/2026	AUD	7,660	4,902	5,219
FIRE: Finance Total								$4,902	$5,219	6.0%

Healthcare & Pharmaceuticals
Datix Bidco Limited (18)(19)	First Lien Senior Secured Loan	BBSW	4.50%	8.07%	4/28/2025	AUD	4,169	3,292	2,841
Healthcare & Pharmaceuticals Total								$3,292	$2,841	3.3%

Media: Advertising, Printing & Publishing
TGI Sport Bidco Pty Ltd (17)(19)	First Lien Senior Secured Loan	BBSW	7.00%	10.07%	4/30/2026	AUD	9,658	6,963	6,580
Media: Advertising, Printing & Publishing Total								$6,963	$6,580	7.6%

Services: Consumer
Zeppelin BidCo Pty Limited (18)(19)	First Lien Senior Secured Loan	BBSY	5.00%	7.89%	6/28/2024	AUD	20,415	16,084	13,909
Services: Consumer Total								$16,084	$13,909	16.0%

Australian Dollar Total								$48,186	$48,805	56.1%

British Pound
Environmental Industries
Reconomy (15)(19)	First Lien Senior Secured Loan	SONIA	6.25%	9.68%	6/24/2029		£6,050	7,045	7,310
Environmental Industries Total								$7,045	$7,310	8.4%

FIRE: Finance
Parmenion (15)(19)	First Lien Senior Secured Loan	SONIA	5.75%	8.68%	5/11/2029		£32,300	39,084	39,028
FIRE: Finance Total								$39,084	$39,028	44.8%

Healthcare & Pharmaceuticals
Datix Bidco Limited (19)	First Lien Senior Secured Loan - Revolver	SONIA	4.50%	6.69%	10/28/2024		£963	1,086	1,163
Datix Bidco Limited (18)(19)	Second Lien Senior Secured Loan	SONIA	7.75%	9.94%	4/27/2026		£12,013	16,916	14,515
Healthcare & Pharmaceuticals Total								$18,002	$15,678	18.0%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
British Pound
High Tech Industries
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	8.68%	6/4/2029	£7,880	9,084	9,521
High Tech Industries Total							$9,084	$9,521	10.9%

Media: Diversified & Production
International Entertainment Investments Limited (18)(19)	First Lien Senior Secured Loan	SONIA	4.75%	7.71%	11/30/2025	£8,753	12,316	10,576
Media: Diversified & Production Total							$12,316	$10,576	12.2%

Media: Publishing
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	6.25%	7.44%	6/29/2029	£5,172	6,022	6,249
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SOFR+	6.25%	8.53%	6/29/2029	£13,160	15,170	15,901
Media: Publishing Total							$21,192	$22,150	25.5%

Services: Business
Brook Bidco (18)(19)(26)	First Lien Senior Secured Loan	SONIA	3.00% (4.25% PIK)	10.16%	7/7/2028	£22,066	29,929	26,661
Caribou Bidco Limited (3)(18)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	6.00%	7.19%	1/29/2029	£1,576	1,952	1,905
Caribou Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	6.00%	7.19%	1/29/2029	£19,500	24,151	23,562
Comet Bidco Limited (18)	First Lien Senior Secured Loan	SONIA	5.25%	5.29%	9/30/2024	£7,362	9,711	6,173
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	L	7.25% PIK	10.56%	7/7/2028	£4,812	6,424	5,815
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	L	7.25% PIK	10.56%	7/7/2028	£6,695	8,934	8,090
Opus2 (18)(19)	First Lien Senior Secured Loan	SONIA	5.00%	7.96%	5/5/2028	£12,151	16,379	14,682
Parcel2Go (3)(18)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	6.00%	8.93%	7/15/2028	£3,825	5,089	4,423
Parcel2Go (18)(19)	First Lien Senior Secured Loan	SONIA	6.00%	9.43%	7/15/2028	£12,395	16,675	14,602
Services: Business Total							$119,244	$105,913	121.7%

Services: Consumer
Surrey Bidco Limited (7)(14)(17)(19)(26)	First Lien Senior Secured Loan	SONIA	7.00% PIK	8.97%	5/11/2026	£5,353	7,215	4,527
Services: Consumer Total							$7,215	$4,527	5.2%

British Pound Total							$233,182	$214,703	246.7%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Canadian Dollar
Media: Diversified & Production
9 Story Media Group Inc. (3)(19)	First Lien Senior Secured Loan - Revolver		—	—	4/30/2026	CAD	—	—	—
9 Story Media Group Inc. (16)(19)	First Lien Senior Secured Loan	CDOR	5.25%	9.98%	4/30/2026	CAD	6,798	5,397	5,016
Media: Diversified & Production Total								$5,397	$5,016	5.8%

Retail
New Look Vision Group (19)	First Lien Senior Secured Loan	CDOR	5.50%	10.38%	5/26/2028	CAD	17,875	14,631	12,660
New Look Vision Group (19)	First Lien Senior Secured Loan - Delayed Draw	CDOR	5.50%	10.38%	5/26/2028	CAD	2,306	1,650	1,633
New Look Vision Group (3)(15)(19)	First Lien Senior Secured Loan - Delayed Draw	CDOR	5.50%	10.38%	5/26/2028	CAD	1,198	934	746
Retail Total								$17,215	$15,039	17.3%

Canadian Dollar Total								$22,612	$20,055	23.1%

Danish Krone
High Tech Industries
VPARK BIDCO AB (16)(19)	First Lien Senior Secured Loan	CIBOR	4.00%	6.03%	3/10/2025	DKK	56,429	9,231	8,122
High Tech Industries Total								$9,231	$8,122	9.3%

Danish Krone Total								$9,231	$8,122	9.3%

European Currency
Chemicals, Plastics, & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.75%	8.04%	12/22/2027		€9,353	9,425	9,637
Chemicals, Plastics, & Rubber Total								$9,425	$9,637	11.1%

Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.00%	8.20%	6/24/2029		€2,440	2,475	2,612
Environmental Industries Total								$2,475	$2,612	3.0%

FIRE: Insurance
MRHT (18)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	7.06%	7/26/2028		€21,335	24,551	22,839
MRHT (18)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	7.41%	7/26/2028		€9,900	9,941	10,598
Paisley Bidco Limited (18)(19)	First Lien Senior Secured Loan- Revolver	EURIBOR	5.50%	7.11%	11/26/2028		€3,178	3,367	3,402
FIRE: Insurance Total								$37,859	$36,839	42.3%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
European Currency
Healthcare & Pharmaceuticals
Mertus 522. GmbH (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	8.11%	5/28/2026		€12,999	15,705	13,638
Mertus 522. GmbH (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	8.69%	5/28/2026		€22,244	26,873	23,335
Pharmathen (19)	First Lien Senior Secured Loan- Revolver	EURIBOR	5.75%	8.48%	10/25/2028		€13,492	14,973	14,299
Pharmathen (3)(19)	First Lien Senior Secured Loan- Revolver	EURIBOR	5.73%	8.48%	10/25/2028		€778	791	806
Healthcare & Pharmaceuticals Total								$58,342	$52,078	59.8%

High Tech Industries
Utimaco (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.00%	7.95%	5/13/2029		€8,250	8,330	8,832
High Tech Industries Total								$8,330	$8,832	10.1%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	7.45%	8/31/2028		€2,619	2,951	2,804
Media: Broadcasting & Subscription Total								$2,951	$2,804	3.2%

Media: Diversified & Production
9 Story Media Group Inc. (18)(19)	First Lien Senior Secured Loan	EURIBOR	5.25%	7.20%	4/30/2026		€3,665	4,458	3,923
Aptus 1724 Gmbh (19)(21)	First Lien Senior Secured Loan	EURIBOR	6.00%	7.98%	2/23/2028		€35,000	41,137	36,812
Media: Diversified & Production Total								$45,595	$40,735	46.9%

Services: Business
iBanFirst (19)(26)(32)	First Lien Senior Secured Loan		10.00% PIK	10.00%	7/13/2028		€10,856	12,258	11,622
SumUp Holdings Luxembourg S.à.r.l. (19)(32)	First Lien Senior Secured Loan	EURIBOR	8.50%	10.48%	2/17/2026		€30,900	35,419	33,078
Services: Business Total								$47,677	$44,700	51.4%

European Currency Total								$212,654	$198,237	227.8%

Norwegian Krone
High Tech Industries
VPARK BIDCO AB (16)(19)	First Lien Senior Secured Loan	NIBOR	4.00%	7.12%	3/10/2025	NOK	73,280	8,651	7,475
High Tech Industries Total								$8,651	$7,475	8.6%

Services: Business
Spring Finco BV (18)(19)	First Lien Senior Secured Loan	NIBOR	6.00%	9.08%	7/15/2029	NOK	48,840	4,810	4,982
Services: Business Total								$4,810	$4,982	5.7%

Norwegian Krone Total								$13,461	$12,457	14.3%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Automotive
Cardo (17)(19)	First Lien Senior Secured Loan	L	5.00%	10.21%	5/12/2028	$9,653	9,575	9,653
Automotive Total							$9,575	$9,653	11.1%

Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	SOFR	5.75%	8.99%	12/22/2027	$23,516	23,516	22,634
Chemicals, Plastics & Rubber Total							$23,516	$22,634	26.0%

Consumer goods: Non-durable
RoC Opco LLC (15)(19)	First Lien Senior Secured Loan	L	8.00%	12.73%	2/25/2025	$15,878	15,878	15,878
Consumer goods: Non-durable Total							$15,878	$15,878	18.2%

Consumer goods: Durable
Stanton Carpet (15)(19)	Second Lien Senior Secured Loan	L	9.00%	13.77%	3/31/2028	$5,000	4,932	5,000
Consumer goods: Durable Total							$4,932	$5,000	5.7%

Healthcare & Pharmaceuticals
Golden State Buyer, Inc. (16)(19)	First Lien Senior Secured Loan	L	4.75%	8.92%	6/21/2026	$14,086	14,035	13,453
Healthcare & Pharmaceuticals Total							$14,035	$13,453	15.5%

High Tech Industries
CB Nike IntermediateCo Ltd (3)(19)	First Lien Senior Secured Loan - Revolver		—	—	10/31/2025	$—	—	—
CB Nike IntermediateCo Ltd (15)(19)	First Lien Senior Secured Loan	L	4.75%	9.16%	10/31/2025	$34,016	34,016	34,016
Utimaco (18)(19)	First Lien Senior Secured Loan	SOFR	6.00%	10.06%	5/13/2029	$16,450	16,292	16,450
Utimaco (18)(19)	First Lien Senior Secured Loan	SOFR	6.00%	10.06%	5/13/2029	$8,550	8,468	8,550
High Tech Industries Total							$58,776	$59,016	67.9%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	L	5.50%	10.23%	8/31/2028	$23,907	23,729	23,907
Media: Broadcasting and Subscription Total							$23,729	$23,907	27.5%

Media: Diversified & Production
Aptus 1724 Gmbh (19)(21)	First Lien Senior Secured Loan	L	6.25%	10.97%	2/23/2028	$10,000	9,941	9,875
Media: Diversified & Production Total							$9,941	$9,875	11.3%

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Services: Business
Avalon Acquiror, Inc. (15)(19)	First Lien Senior Secured Loan	SOFR	6.25%	10.83%	3/10/2028	$11,940	11,833	11,821
Chamber Bidco Limited (17)(19)	First Lien Senior Secured Loan	L	5.50%	9.28%	6/7/2028	$23,423	23,234	23,423
Smartronix (15)(19)	First Lien Senior Secured Loan	L	6.00%	10.17%	11/23/2028	$10,917	10,795	10,644
Services: Business Total							$45,862	$45,888	52.7%

U.S. Dollar Total							$206,244	$205,304	235.9%

Total							$745,570	$707,683	813.2%

Forward Foreign Currency Exchange Contracts

				Unrealized Appreciation
Currency Purchased	Currency Sold	Counterparty	Settlement Date	(Depreciation) (8)
EURO 1,827	AUSTRALIAN DOLLARS 2,872	Morgan Stanley	1/18/2023	$3
EURO 3,201	AUSTRALIAN DOLLARS 4,980	Morgan Stanley	3/15/2023	45
EURO 756	CANADIAN DOLLARS 1,029	Standard Chartered	1/18/2023	49
EURO 479	CANADIAN DOLLARS 640	Morgan Stanley	3/27/2023	41
EURO 889	DANISH KRONE 6,612	Standard Chartered	1/18/2023	—
EURO 796	BRITISH POUNDS 710	Standard Chartered	6/14/2023	2
EURO 2,045	BRITISH POUNDS 1,800	Morgan Stanley	2/17/2023	22
EURO 4,740	BRITISH POUNDS 4,130	Morgan Stanley	1/18/2023	95
EURO 1,099	BRITISH POUNDS 940	Morgan Stanley	2/17/2023	41
EURO 823	NORWEGIAN KRONE 8,589	Standard Chartered	1/18/2023	7
EURO 2,530	US DOLLARS 2,610	Morgan Stanley	1/9/2023	98
EURO 2,009	US DOLLARS 2,035	Morgan Stanley	1/18/2023	111
EURO 940	US DOLLARS 952	Morgan Stanley	1/18/2023	52
EURO 24,252	US DOLLARS 24,060	Standard Chartered	1/18/2023	1,856
EURO 8,460	US DOLLARS 8,330	Morgan Stanley	1/9/2023	706
AUSTRALIAN DOLLARS 4,980	US DOLLARS 3,394	Morgan Stanley	2/17/2023	(5)
CANADIAN DOLLARS 2,610	US DOLLARS 1,923	Standard Chartered	1/18/2023	5
US DOLLARS 7,014	AUSTRALIAN DOLLARS 11,118	Morgan Stanley	1/18/2023	(533)
US DOLLARS 16,512	AUSTRALIAN DOLLARS 24,280	Morgan Stanley	2/17/2023	4
US DOLLARS 1,801	CANADIAN DOLLARS 2,456	Morgan Stanley	3/27/2023	(14)
US DOLLARS 2,902	CANADIAN DOLLARS 3,981	Standard Chartered	1/18/2023	(38)
US DOLLARS 3,412	DANISH KRONE 25,600	Standard Chartered	1/18/2023	(267)
US DOLLARS 5,084	EURO 5,150	Morgan Stanley	1/9/2023	(416)
US DOLLARS 29,446	EURO 29,700	Morgan Stanley	1/18/2023	(2,291)
US DOLLARS 940	EURO 954	Standard Chartered	1/18/2023	(80)
US DOLLARS 21,972	EURO 20,740	Standard Chartered	3/9/2023	(274)
US DOLLARS 1,585	EURO 1,488	Standard Chartered	1/18/2023	(5)
US DOLLARS 1,194	EURO 1,120	Standard Chartered	3/9/2023	(7)
US DOLLARS 6,411	BRITISH POUNDS 5,650	Morgan Stanley	2/17/2023	(393)
US DOLLARS 18,142	BRITISH POUNDS 15,997	Goldman Sachs	1/18/2023	(1,111)
US DOLLARS 5,938	BRITISH POUNDS 4,970	Morgan Stanley	2/17/2023	(68)
US DOLLARS 2,418	BRITISH POUNDS 2,000	Standard Chartered	6/14/2023	4
US DOLLARS 885	BRITISH POUNDS 720	Standard Chartered	3/15/2023	18
US DOLLARS 3,160	NORWEGIAN KRONE 33,250	Standard Chartered	1/18/2023	(217)
				$(2,560)

(1) The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), the Euro Interbank Offered Rate (“EURIBOR” or “E”), British Pound Sterling LIBOR Rate (“GBP LIBOR”), the Norwegian Interbank Offered Rate (“NIBOR” or “N”), the Copenhagen Interbank Offered Rate (“CIBOR” or “C”), Canadian Dollar LIBOR Rate (“CDOR LIBOR”), the Bank Bill Swap Rate ("BBSW"), the Bank Bill Swap Bid Rate ("BBSY"), or the Prime Rate (“Prime” or "P"), the Sterling Overnight Index Average ("SONIA")and which reset daily, monthly, quarterly or semiannually. Investments or a portion thereof may bear Payment-in-Kind ("PIK"). For each, the Company has provided the PIK or the spread over LIBOR, EURIBOR, GBP LIBOR, NIBOR, CIBOR, CDOR, BBSW, BBSY, or Prime and the current weighted average interest rate in effect at December 31, 2022. Certain investments are subject to a LIBOR, EURIBOR, GBP LIBOR, NIBOR, CIBOR, CDOR, BBSW, or Prime interest rate floor.

(2) Tickmark not used

(3) Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee.

(4) Percentages are based on the Company’s net assets of $87,029 as of December 31, 2022.

(5) Tickmark not used

(6) Tickmark not used

(7) Loan was on non-accrual status as of December 31, 2022.

(8) Unrealized appreciation/(depreciation) on forward currency exchange contracts.

(9) The principal amount (par amount) for all debt securities is denominated in currency displayed in section header.

(10) Tickmark not used

(11) Tickmark not used

(12) Tickmark not used

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2022

(in thousands)

(13) Tickmark not used

(14) Non-Income Producing.

(15) Loan includes interest rate floor of 1.00%.

(16) Loan includes interest rate floor of 0.75%.

(17) Loan includes interest rate floor of 0.50%.

(18) Loan includes interest rate floor of 0.00%.

(19) Security valued using unobservable inputs (Level 3).

(20) Tickmark not used

(21) Loan includes interest rate floor of 0.25%.

(22) Tickmark not used

(23) Tickmark not used

(24) Tickmark not used

(25) Tickmark not used

(26) Denotes that all or a portion of the debt investment includes PIK interest during the period.

(27) Tickmark not used

(28) Tickmark not used

(29) Tickmark not used

(30) Tickmark not used

(31) Tickmark not used

(32) Loan includes interest rate floor of 1.50%.

(33) Tickmark not used

The following table shows the geographical categorization by concentration at fair value of investments as of December 31, 2023 and 2022:

	As of December 31, 2023
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
United Kingdom	$250,673	34.8%	$246,866	34.7%
Germany	145,522	20.2%	137,272	19.3%
USA	75,733	10.5%	75,064	10.6%
Australia	51,720	7.2%	57,003	8.0%
Guernsey	46,642	6.5%	48,714	6.9%
Ireland	49,253	6.8%	47,432	6.7%
Netherlands	33,504	4.6%	33,971	4.8%
Canada	26,891	3.7%	24,737	3.5%
Sweden	17,882	2.5%	15,560	2.2%
Belgium	13,843	1.9%	13,574	1.9%
Jersey	9,589	1.3%	9,653	1.4%
	$721,252	100.0%	$709,846	100.0%

	As of December 31, 2022
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
United Kingdom	$197,627	26.6%	$183,402	26.0%
Germany	161,238	21.6%	150,929	21.3%
USA	80,989	10.9%	79,430	11.2%
Ireland	80,706	10.8%	73,644	10.4%
Israel	43,591	5.8%	43,669	6.2%
Guernsey	42,451	5.7%	42,430	6.0%
Australia	39,992	5.4%	40,745	5.8%
Canada	27,070	3.6%	23,978	3.4%
Jersey	21,192	2.8%	22,150	3.1%
Netherlands	20,574	2.8%	20,087	2.8%
Sweden	17,882	2.4%	15,597	2.2%
Belgium	12,258	1.6%	11,622	1.6%
	$745,570	100.0%	$707,683	100.0%

The following table shows the industry categorization by concentration at fair value of investments as of December 31, 2023 and 2022:

	As of December 31, 2023
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
Services: Business	232,974	32.3%	227,333	32.1%
High Tech Industries	88,924	12.3%	88,682	12.5%
Healthcare & Pharmaceuticals	80,668	11.2%	73,832	10.4%
Media: Diversified & Production	61,076	8.5%	56,277	7.9%
FIRE: Finance	40,208	5.6%	42,227	5.9%
Chemicals, Plastics & Rubber	32,635	4.5%	32,156	4.5%
Media: Broadcasting & Subscription	26,712	3.7%	26,798	3.8%
FIRE: Insurance	24,359	3.4%	24,886	3.5%
Aerospace & Defense	16,945	2.3%	24,668	3.5%
Media: Publishing	21,269	2.9%	21,660	3.1%
Services: Consumer	23,443	3.3%	20,014	2.8%
Environmental Industries	17,614	2.4%	18,681	2.6%
Consumer goods: Non-durable	15,714	2.2%	15,714	2.2%
Retail	17,122	2.4%	15,637	2.2%
Automotive	9,589	1.3%	9,653	1.4%
Media: Advertising, Printing & Publishing	7,056	1.0%	6,628	0.9%
Consumer goods: Durable	4,944	0.7%	5,000	0.7%
	$721,252	100.0%	$709,846	100.0%

	As of December 31, 2022
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
Services: Business	$217,593	29.2%	$201,483	28.4%
High Tech Industries	94,072	12.6%	92,966	13.1%
Healthcare & Pharmaceuticals	93,671	12.6%	84,050	11.9%
Media: Diversified & Production	73,249	9.8%	66,202	9.4%
FIRE: Finance	43,986	5.9%	44,247	6.3%
Fire: Insurance	37,859	5.1%	36,839	5.2%
Chemicals, Plastics & Rubber	32,941	4.4%	32,271	4.6%
Media: Broadcasting & Subscription	26,680	3.6%	26,711	3.8%
Media: Publishing	21,192	2.8%	22,150	3.1%
Aerospace & Defense	16,945	2.3%	20,256	2.9%
Services: Consumer	23,299	3.1%	18,436	2.6%
Consumer Goods: Non-Durable	15,878	2.1%	15,878	2.2%
Retail	17,215	2.3%	15,039	2.1%
Environmental Industries	9,520	1.3%	9,922	1.4%
Automotive	9,575	1.3%	9,653	1.4%
Media: Advertising, Printing & Publishing	6,963	0.9%	6,580	0.9%
Consumer goods: Durable	4,932	0.7%	5,000	0.7%
	$745,570	100.0%	$707,683	100.0%

The following table shows the investment categorization by concentration at fair value of investments as of December 31, 2023 and 2022:

	As of December 31, 2023
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
First Lien	$682,447	94.6%	$664,885	93.7%
Second Lien	21,860	3.1%	20,293	2.9%
Equity Interest	16,945	2.3%	24,668	3.4%
	$721,252	100.0%	$709,846	100.0%

	As of December 31, 2022
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
First Lien	$716,607	96.1%	$677,548	95.7%
Second Lien	21,848	2.9%	19,515	2.8%
Equity Interest	7,115	1.0%	10,620	1.5%
	$745,570	100.0%	$707,683	100.0%

The accompanying notes are an integral part of these consolidated financial statements.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

1.
Description of business and organization

International Senior Loan Program, LLC, a Delaware limited liability company (the “Company” or “ISLP”), was formed under and pursuant to the Limited Liability Company Act of the State of Delaware (the “Act”) upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware on January 6, 2021.

On February 9, 2021, Bain Capital Specialty Finance, Inc. (“BCSF”) and certain funds affiliated with Pantheon ("Pantheon", and collectively with BCSF, the "Members"), a leading global alternative private markets manager, formed the International Senior Loan Program, LLC, a joint venture. ISLP invests primarily in non-US first lien senior secured loans. Pursuant to the Company’s Limited Liability Company Agreement (the “Agreement”), the purpose and business of the Company shall be (i) to make and hold Investments, either directly or indirectly and (ii) to engage in any other lawful acts or activities as the Members deem reasonably necessary or advisable for which limited liability companies may be organized under the Act. BCSF Advisors, LP acts as the Administrative Agent of the Company.

BCSF and Pantheon committed to initially provide $138.3 million of debt and $46.1 million of equity capital, to ISLP. Equity contributions will be called from each member on a pro-rata basis, based on their equity commitments. Pursuant to the terms of the transaction, Pantheon invested $50.0 million to acquire a 29.5% stake in ISLP. BCSF contributed debt investments of $317.1 million for a 70.5% stake in ISLP, and received a one-time gross distribution of $190.2 million in cash in consideration of contributing such investments.

On September 8, 2021, the Company, BCSF and Pantheon entered into the first amendment to the amended and restated limited liability agreement which among other things increased capital commitments.

On December 14, 2023, the Company, BCSF and Pantheon entered into the second amendment to amended and restated limited liability company agreement which among other things increased capital commitments and changed the proportionate share ownership. BCSF and Pantheon agreed to contribute an additional $5.0 million and $45.3 million, respectively, which resulted in new ownership stakes of 64.0% and 36.0%, respectively.

The Capital Commitment of any Member may be increased by such Member with prior Member Designee's Committee ("Committee") approval. The Company’s aggregate commitments from member’s equity and subordinated notes as of December 31, 2023 and 2022 was $403.5 million and $353.2 million, respectively.

In addition to its equity ownership of the Company, each Member also entered into a subordinated made by the Company in favor of such Member. See Note 9.

The Company has an interest in ISLP (L-A), LLC, a Delaware limited liability company and ISLP (L-B) S.à r.l. a Luxembourg private limited liability company (collectively, the Companies", which are wholly owned subsidiaries of the Company and formed for the purpose of making investments for the Company.

The Company shall continue without dissolution until the sixth anniversary of the Effective Date, February 9, 2021. The Company shall be dissolved, and its affairs wound up upon the occurrence of any of the following events:

a)
(i) at the election of Pantheon at any time following the occurrence of (A) certain agreed-upon events of disabling conduct by Bain, (B) a Change of Control of Bain or (C) the failure of the initial capital contribution by Bain to occur by February 26, 2021, or (ii) at the election of BCSF at any time following the occurrence of certain agreed-upon events of disabling conduct by Pantheon;
b)
the expiration of the Term of the Company determined pursuant to Section 8.1;
c)
distribution of all assets of the Company;
d)
at the election of BCSF by providing written notice to Pantheon if (i) there is a determination by any regulatory agency to subject BCSF’s participation in the Company to an accounting or reporting treatment or other consequence which BCSF, in its reasonable discretion and upon the advice of the independent outside auditor of BCSF and counsel, determines to be materially adverse to it or (ii) there is a change in any accounting rule or guidance that would subject BCSF’s participation in the Company to an accounting treatment which BCSF and counsel, in its reasonable discretion and upon the advice of the independent outside auditor of BCSF, determines to be materially adverse to it;

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

e)
(i) the full resignation and withdrawal of BCSF or Pantheon Members without Prior Committee Approval, or (ii) a bankruptcy, insolvency, dissolution or liquidation of BCSF or any Pantheon Member, as applicable, or (iii) the making of an assignment for the benefit of creditors by BCSF or any Pantheon Member, as applicable, or (iv) a default under Section 3.3 by BCSF or any Pantheon Member, as applicable, which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.3, in each case of clauses (ii) through (iv) above unless resolved otherwise by the other Members; or
f)
the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.3, as modified by said decree, shall govern the winding up of the Company’s affairs.
2.
Summary of Significant Accounting Policies

Basis of Consolidation and Presentation:

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the entities in which the Company directly or indirectly has a controlling financial interest. All intercompany balances and transactions have been eliminated in the preparation of the consolidated financial statements. Management of the Company believes the consolidated financial statements contain all normal recurring adjustments necessary for a fair presentation of results reported.

Certain prior period information has been reclassified to conform to the current period presentation and this had no effect on the Company’s consolidated financial position or the consolidated results of operations as previously reported.

Investment Company

The Company is an investment company in conformity with U.S. GAAP. Therefore, the Company follows the accounting and reporting guidance for investment companies.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates and such differences could be material.

Valuation of Portfolio Investments

Investments for which market quotations are readily available are typically valued at such market quotations. Market quotations are obtained from an independent pricing service, where available. If a price cannot be obtained from an independent pricing service or if the independent pricing service is not deemed to be current with the market, certain investments held by the Company will be valued on the basis of prices provided by principal market makers. Generally, investments marked in this manner will be marked at the mean of the bid and ask of the independent broker quotes obtained. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value, subject at all times to the BCSF Valuation Policy as agreed upon by the Members.

The Company applies FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. The fair value of a financial instrument is the amount that would be received in an orderly transaction between market participants at the measurement date. The Company determines the fair value of investments consistent with its valuation policy. The Company discloses the fair value of its investments in a hierarchy which prioritizes and ranks the level of market observability used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:

•
Level 1 — Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•
Level 3 — Valuations based on inputs that are unobservable and significant to the fair value measurement.

A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers. Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided.

Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. The Company evaluates the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), the Company considers various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered includes the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment.

The fair value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.

Securities Transactions, Revenue Recognition and Expenses

The Company records its investment transactions on a trade date basis. The Company measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specified identification method. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discount and premium to par value on investments acquired are accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Commitment fees are recorded on an accrual basis and recognized as interest income. Loan origination fees, original issue discount and market discount or premium are capitalized and amortized against or accreted into interest income using the effective interest method or straight-line method, as applicable. For the Company’s investments in revolving bank loans, the cost basis of the investment purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. Upon prepayment of a loan or debt security, any prepayment premium, unamortized upfront loan origination fees and unamortized discount are recorded as interest income.

Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the loan principal of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. Accrued PIK interest or dividends are generally reversed through interest or dividend income, respectively, when an investment is placed on non-accrual status.

Expenses are recorded on an accrual basis.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Non-Accrual Loans

Loans or debt securities are placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued interest generally is reversed when a loan or debt security is placed on non-accrual status. Interest payments received on non-accrual loans or debt securities may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans and debt securities are restored to accrual status when past due principal and interest are paid and, in management’s judgment, principal and interest payments are likely to remain current. The Company may make exceptions to this treatment if a loan has sufficient collateral value and is in the process of collection. As of December 31, 2023, there were no loans placed on non-accrual. As of December 31, 2022, there was one loan from one issuer placed on non-accrual.

Cash and Cash Equivalents

Cash includes cash held at retail banks, custodial banks and prime brokers. Included in cash and cash equivalents at December 31, 2023 and 2022 was $6.1 million and $9.6 million, respectively, invested in Goldman Sachs Financial Square Government Fund Institutional Shares, bearing interest at 5.2% and 4.2%, respectively. Included in cash and cash equivalents at December 31, 2023 and 2022 was $3.0 million and $2.2 million, respectively, invested in Goldman Sachs US$ Treasury Liquid Reserves Fund Institutional Shares, bearing interest at 5.2% and 4.1%, respectively. Included in cash and cash equivalents at December 31, 2023 and 2022 was $22.5 million and $10.3 million (cost of $22.2 million and $10.3 million), respectively, of foreign currency.

Collateral on Forward Currency Exchange Contracts

Collateral on forward currency exchange contracts represents cash collateral maintained in accounts by the respective agreement counterparties.

Income Taxes

As a limited liability company, the Company itself is not subject to U.S. Federal income taxes; each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Interest, dividends and other income realized by the Company from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. For foreign members invested in the Company, a reduction in capital could be made for withholding taxes (30% or lower treaty rate) on their allocable share of dividends as well as certain interest and other income received by the Company from sources within the United States.

The Company requires the Administrative Agent to determine whether tax positions of the Company are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Administrative Agent has determined that there were no tax positions, which met the recognition and measurement requirements of the relevant accounting standard, and therefore, the Company did not record an expense related to uncertain positions on the Company’s Consolidated Statement of Operations for the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2023, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations is from the year 2021 (commencement of operations) forward (with limited exceptions).

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Foreign Currency Translation

The accounting records of the Company are maintained in U.S. dollars. The fair values of foreign securities, currency holdings and other assets and liabilities are translated to U.S. dollars based on the current exchange rates each business day. Income and expenses denominated in foreign currencies are translated at current exchange rates when accrued or incurred. Unrealized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to the changes in exchange rates are included in the net change in unrealized appreciation from foreign currency translation in the Consolidated Statement of Operations. Net realized gains and losses on foreign currency holdings and non-investment assets and liabilities are included in net realized gain or loss on foreign currency transactions in the Consolidated Statement of Operations.

Forward Currency Exchange Contracts

The Company may enter into forward currency exchange contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. A forward currency exchange contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The Company does not utilize hedge accounting and as such the Company recognizes the value of its derivatives at fair value on the Consolidated Statements of Assets and Liabilities & Members' Equity with changes in the net unrealized appreciation on forward currency exchange contracts recorded on the Consolidated Statements of Operations. Forward currency exchange contracts are valued using the prevailing forward currency exchange rate of the underlying currencies. Unrealized appreciation on forward currency exchange contracts are recorded on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Cash collateral maintained in accounts held by counterparties is included in collateral on forward currency exchange contracts on the Consolidated Statements of Assets and Liabilities. Notional amounts and the gross fair value of forward currency exchange contracts assets and liabilities are presented separately on the Consolidated Schedules of Investments.

Changes in net unrealized appreciation are recorded on the Consolidated Statements of Operations in net change in unrealized appreciation on forward currency exchange contracts. Net realized gains and losses are recorded on the Consolidated Statements of Operations in net realized gain (loss) on forward currency exchange contracts. Realized gains and losses on forward currency exchange contracts are determined using the difference between the fair market value of the forward currency exchange contract at the time it was opened and the fair market value at the time it was closed or covered. Additionally, losses, up to the fair value, may arise if the counterparties do not perform under the contract terms.

Deferred Financing Costs

The Company records costs related to issuance of revolving debt obligations as deferred financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligation.

3.
Derivatives

ASC 815-10-50 requires qualitative disclosures about the objectives and strategies for using derivative instruments and the fair value of and gains and losses on derivative instruments.

The Company may transact in a variety of derivative instruments including, forward currency contracts primarily for trading purposes with each instrument's primary risk exposure being interest rate, credit, foreign exchange or equity risk. The fair value of these derivative instruments is included either as a separate line item, or in the case of purchased options within the Investments line item, in the Consolidated Statement of Assets, Liabilities and Member’s Equity with changes in fair value reflected as realized gains (losses) or net change in unrealized gains (losses) within the Consolidated Statement of Operations.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

The following tables list fair value of derivatives by contract type as included in the Consolidated Statement of Assets, Liabilities and Members’ Equity as of December 31, 2023 and 2022:

	As of December 31, 2023
(Dollars in thousands)	Notional/ contractual amount	Gross derivative assets (at fair value)	Gross derivative liabilities (at fair value)
Forward currency contracts	$268,785	$1,220	$(7,272)
Total	$268,785	$1,220	$(7,272)
Netting (see note below) *		(1,220)	1,220
Carrying value of derivatives on the Consolidated Statements of Assets, Liabilities, and Members' Equity		$—	$(6,052)

	As of December 31, 2022
(Dollars in thousands)	Notional/ contractual amount	Gross derivative assets (at fair value)	Gross derivative liabilities (at fair value)
Forward currency contracts	$195,588	$3,159	$(5,719)
Total	$195,588	$3,159	$(5,719)
Netting (see note below) *		(2,106)	2,106
Carrying value of derivatives on the Consolidated Statements of Assets, Liabilities, and Members' Equity		$1,053	$(3,613)

*Note: U.S. GAAP permits the netting of derivative assets and liabilities and the related cash collateral received and paid when a legally enforceable master netting agreement exists between the Company and a derivative counterparty.

During the years ended December 31, 2023 and 2022, the average notional exposure on forward currency contracts was $225.3 million and $151.2 million, respectively.

The following table indicates the realized and unrealized gains (losses) on derivatives, by contract type, as included in the Consolidated Statement of Operations for the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021:

	For the Year Ended December 31,		For the Period February 9, 2021 (Commencement of Operations) Through December 31,
(Dollars in thousands)	2023	2022	2021
Forward Currency Contracts	$(3,429)	$4,971	$3,144
Total	$(3,429)	$4,971	$3,144

By using derivative instruments, the Company is exposed to the counterparty's credit risk - the risk that derivative counterparties may not perform in accordance with the contractual provisions offset by the value of any collateral received. The Company's exposure to credit risk associated with counterparty non- performance is limited to collateral posted and the unrealized gains inherent in such transactions that are recognized in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Company minimizes counterparty credit risk through credit monitoring procedures, executing master netting arrangements and managing margin and collateral requirements, as appropriate. The Company records counterparty credit risk valuation adjustments, if material, on certain derivative assets in order to appropriately reflect the credit quality of the counterparty.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

As of December 31, 2023 and 2022, the Company has transactions subject to enforceable master netting agreements. A reconciliation of the gross amounts to the net amounts by derivative type, including any collateral exposure, is included in the following tables:

	As of December 31, 2023
	Counterparty
(Dollars in thousands)	A	B	C
Gross Assets
Forward Currency Contracts*(a)	$848	$128	$244
Total Gross Assets	$848	$128	$244
Gross Liabilities
Forward Currency Contracts*(a)	(5,425)	(559)	(1,288)
Total Gross Liabilities	$(5,425)	$(559)	$(1,288)
Total Net Assets (Liabilities)	(4,577)	(431)	(1,044)
Total Collateral Pledged (b)	—	—	—
Net Amount	$(4,577)	$(431)	$(1,044)

	As of December 31, 2022
	Counterparty
(Dollars in thousands)	A	B	C
Gross Assets
Forward Currency Contracts*(a)	$1,941	$—	$1,218
Total Gross Assets	$1,941	$—	$1,218
Gross Liabilities
Forward Currency Contracts*(a)	(888)	(1,111)	(3,720)
Total Gross Liabilities	$(888)	$(1,111)	$(3,720)
Total Net Assets (Liabilities)	1,053	(1,111)	(2,502)
Total Collateral Pledged (b)	—	—	—
Net Amount	$1,053	$(1,111)	$(2,502)

*Net value by counterparty is presented in unrealized appreciation on forward currency contracts on the Consolidated Statement of Assets, Liabilities, and Members’ Equity.

(a)
Covered by master netting agreement.
(b)
Any over-collateralization of total financial and derivative net assets is not shown. Additional collateral may be required from certain brokers based on individual agreements.

Forward Currency Contracts

The Company enters into forward currency contracts in connection with settling planned purchases or sales of securities or to hedge the currency exposure associated with the Company’s investments. A forward currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. Forward currency contracts are fair valued daily using a third party valuation service and the change in fair value is recorded as an unrealized gain or loss. Forward currency contracts are valued at the prevailing forward exchange rate of the underlying currencies. Realized gains and losses equal to the difference between the fair value of the contract at the time it was opened and the fair value at the time it was closed are recorded upon delivery or receipt of the currency or, if a forward currency contract is offset by entering into another forward currency contract with the same broker, upon settlement of the net gain or loss. These contracts may involve market risk in excess of the unrealized gain or loss reflected in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Company may be exposed to risk if the counterparties are unable to meet the terms of the contract or if there are movements in foreign currency values that are unfavorable to the Company.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Unrealized gains and losses relating to the Company’s forward currency contracts are recorded on the Consolidated Statement of Assets, Liabilities and Members’ Equity by counterparty on a net basis. On the Consolidated Schedule of Investments, derivative contracts are presented net by type of forward currency contract, considering long and short contracts separately.

4.
Debt

JPM Credit Facility

On February 9, 2021, the Company, through a wholly-owned subsidiary, entered into a loan and security agreement (the “JPM Credit Agreement” or the “JPM Credit Facility” or the "ISLP Credit Facility Tranche A") as Borrower, with JPMorgan Chase Bank, National Association, as Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent, Securities Intermediary and Bank. The original scheduled maturity date was February 9, 2026 and the original commitment amount under the JPM Credit Facility was $300.0 million. Borrowings under the JPM Credit Facility originally bore interest at LIBOR (or an alternative risk-free interest rate index) plus 225 basis points as defined by the JPM Credit Agreement.

On November 1, 2021, the Company entered into a first amendment to loan and security agreement (the “First Amendment”). The First Amendment amended the JPM Credit Agreement to, among other things, updated the reference rate for GBP and CHF borrowings and add make other technical changes to the reference rate mechanics .

On February 4, 2022, ISLP entered into a second amendment to loan and security agreement, which among other things formed an additional tranche (“ISLP Credit Facility Tranche B” and collectively with ISLP Credit Facility Tranche A, the “ISLP Credit Facilities”) with an initial financing limit of $50.0 million, subject to increases of $100.0 million on May 31, 2022, and a further $50.0 million on August 31, 2022, eventually bringing the total facility size to $500.0 million.Borrowings under the ISLP Credit Facility Tranche B originally bore interest at Term SOFR (or an alternative risk-free interest rate index) plus 235 basis points

On June 30, 2023, ISLP entered into a third amendment to loan and security agreement, which among other things, consolidated Tranche A and Tranche B, with a size of $500.0 million, all accruing interest at Term SOFR (or an alternative risk-free interest rate index) plus 235 basis points.

On September 11, 2023, ISLP entered into a fourth amendment to loan and security agreement , which among other things, extended the reinvestment period to February 9, 2025 and the maturity to February 9, 2027, modified certain concentration limitations and changed the interest rate to SOFR (or an alternative risk-free interest rate index) plus 246 basis points.

The Company recognizes its borrowings at carrying value. As of December 31, 2023 and 2022, the fair value of the ISLP Credit Facilities was $320.5 million and $375.3 million, respectively. As of December 31, 2023 and 2022, the weighted average interest rate of these facilities was 7.5% and 4.4%, respectively, and the Company was in compliance with the terms of the ISLP Credit Facilities. The fair value of the ISLP Credit Facilities is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under the current market conditions. The fair value of the JPM Credit Facility is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2023 and 2022, the ISLP Credit Facilities would be deemed to be Level 3 of the fair value hierarchy.

Interest incurred on the ISLP Credit Facility during the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021 was $24.3 million, $10.9 million and $4.5 million. Interest is accrued and payable quarterly.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

5.
Fair Value Measurements

The following table presents fair value measurements of investments, by major class, cash equivalents and derivatives as of December 31, 2023 and 2022, according to the fair value hierarchy:

	As of December 31, 2023
	Fair Value Measurements
(Dollars in thousands)	Level 1	Level 2	Level 3	Measured at Net Asset Value	Total
Investments:
Equity Interest	$—	$—	$15,033	$—	$15,033
First Lien Senior Secured Loans	—	—	674,520	—	674,520
Second Lien Senior Secured Loans	—	—	20,293	—	20,293
Total Investments	$—	$—	$709,846	$—	$709,846
Cash equivalents	9,149	$—	$—	$—	$9,149
Forward currency exchange contracts (asset)	$—	$—	$—	$—	$—
Forward currency exchange contracts (liabilities)	$—	$(6,052)	$—	$—	$(6,052)

	As of December 31, 2022
	Fair Value Measurements
(Dollars in thousands)	Level 1	Level 2	Level 3	Measured at Net Asset Value	Total
Investments:
Equity Interest	$—	$—	$10,620	$—	$10,620
First Lien Senior Secured Loans	—	6,173	671,375	—	677,548
Second Lien Senior Secured Loans	—	—	19,515	—	19,515
Total Investments	$—	$6,173	$701,510	$—	$707,683
Cash equivalents	$11,791	$—	$—	$—	$11,791
Forward currency exchange contracts (asset)	$—	$1,053	$—	$—	$1,053
Forward currency exchange contracts (liabilities)	$—	$(3,613)	$—	$—	$(3,613)

The following table presents additions, transfers in, and transfers out of assets or liabilities that use Level III inputs for the year ended December 31, 2023 and 2022:

	As of December 31, 2023
(Dollars in thousands)	Additions	Transfers into Level III	Transfers out of Level III
Investments:
First Lien Senior Secured Loan	$80,195	$—	$—
Second Lien Senior Secured Loan	—	—	—
Equity Interest	—	—	—
Total	$80,195	$—	$—

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

	As of December 31, 2022
(Dollars in thousands)	Additions	Transfers into Level III	Transfers out of Level III
Investments:
First Lien Senior Secured Loan	$284,128	$13,452	$—
Second Lien Senior Secured Loan	4,925	—	—
Equity Interest	7,115	—	—
Total	$296,168	$13,452	$—

The Company’s policy is to recognize transfers at the beginning of the quarter in which transfer occurs. Transfers into Level III, if any, in the table above are primarily due to financial instruments which had reduced transparency of market data or less observable trading activity for the years ended December 31, 2023 and 2022. Transfers out of Level III, if any, in the table above are primarily due to financial instruments which had increased transparency of market data or additional observable trading activity for the years ended December 31, 2023 and 2022. If the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances. The relevant guidance also provides a list of factors to determine whether there has been a significant decrease in relation to normal market activity. Regardless, however, of the valuation technique and inputs used, the objective for the fair value measurement in those circumstances is unchanged from what it would be if markets were operating at normal activity levels and/or transactions were orderly; that is, to determine the current exit price. There have been no significant changes in valuation techniques and related inputs during the years ended December 31, 2023 and 2022.

Significant Unobservable Inputs

ASC 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Company and as such, the disclosures provided below exclude those investments valued in that manner.

The following table summarizes the quantitative inputs and assumptions used for items categorized in Level III of the fair value hierarchy as of December 31, 2023 and 2022:

	As of December 31, 2023
	Fair Value of Level 3 Assets (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range of Significant Unobservable Inputs (Weighted Average)
First Lien Senior Secured Loan	$664,885	Discounted cash flows	Comparative Yields	5.9% - 14.9% (10.1%)
First Lien Senior Unsecured Loan	9,635	Comparable company multiple	EBITDA Multiple	8.0x
Second Lien Senior Secured Loan	20,293	Discounted cash flows	Comparative Yields	12.1% - 13.5% (12.4%)
Equity Interest	15,033	Comparable company multiple	EBITDA Multiple	8.0x
Total investments	$709,846

As of December 31, 2023, there was no investment that the Administrative Agent did not develop unobservable inputs for the determination of fair value (examples include single source quotation and prior or pending transactions such as investments originated in the quarter or imminent payoffs).

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

	As of December 31, 2022
	Fair Value of Level 3 Assets (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range of Significant Unobservable Inputs (Weighted Average)
First Lien Senior Secured Loan	$643,760	Discounted cash flows	Comparative Yields	5.9% - 14.0% (10.1%)
First Lien Senior Secured Loan	14,163	Comparable company multiple	EBITDA Multiple	6.8x - 8.0x (7.6x)
Second Lien Senior Secured Loan	19,515	Discounted cash flows	Comparative Yields	12.7% - 13.7% (13.0%)
Equity Interest	10,620	Comparable company multiple	EBITDA Multiple	8.0x
Total investments	$688,058

As of December 31, 2022, included within the Level 3 assets of $701.5 million is an amount of $13.4 million for which the Administrative Agent did not develop unobservable inputs for the determination of fair value (examples include single source quotation and prior or pending transactions such as investments originated in the quarter or imminent payoffs).

The fair value of the JPM Credit Facility (as defined in Note 4), which is categorized as Level 3 within the fair value hierarchy as of December 31, 2023 and 2022, approximates the carrying value of such facility.

Debt Not Carried at Fair Value

Fair value is estimated by using market quotations or discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. If the Company’s debt obligations were carried at fair value, the fair value and level would have been as follows:

		As of December 31,
	Level	2023	2022
JPM Credit Facility	3	$320,486	$375,268
Total Debt		$320,486	$375,268

6.
Market and Credit Risks of Debt Securities

The Company’s investing activities expose it to various types of risk that are associated with the financial instruments and markets in which it invests. The significant types of financial risks to which the Company is exposed are listed below.

Market Risk

Market risk encompasses the potential for both losses and gains and includes price risk, currency risk and interest rate risk. The fair value of investments and securities sold short will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. During periods of limited liquidity and higher price volatility, the Company's ability to dispose of investments at a price and time that the Company deems advantageous may be impaired.

Price Risk

The prices of securities held by the Company may decline in response to certain events, including those directly involving the companies whose securities are owned by the Company; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Currency Risk / Foreign Markets Risks

The Company may invest in financial instruments and enter into transactions denominated in currencies other than its functional currency. Consequently, the Company may be exposed to risks that the exchange rate of its currency relative to other foreign currencies may change in a manner that has an adverse effect on the value of that portion of the Company’s assets or liabilities denominated in currencies other than the functional currency.

The Company may have investments in various countries, including emerging market countries. Investments in these countries involve risks, including, but not limited to, risks relating to adverse political, social, and economic developments in other countries, as well as risks resulting from the differences between the regulations to which issuers and markets are subject in different countries. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Company investments, currency exchange controls, and other limitations on the use or transfer of Company assets and political or social instability. Such investments may also involve currency exchange rate risks. There may be rapid changes in the value of foreign currencies or securities, causing the fair value of Company investments to be volatile.

Interest Rate Risk

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly and directly. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

The interest rate hedging transactions subject the Company to off balance-sheet risks, which include counterparty credit risk. The Company may manage this exposure by entering into interest rate hedging transactions with internationally recognized financial institutions, which are expected to perform under the terms of the contracts, and evaluating the creditworthiness of the institutions by taking into account credit ratings and other factors.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing or the failure of members to meet capital calls.

Leverage Risk

The use of leverage will increase the volatility of the Company. While the use of borrowed funds will increase returns if the Company earns a greater return on the incremental investments purchased with borrowed funds than it pays for such funds, the use of leverage will decrease returns if the Company fails to earn as much on such incremental investments as it pays for such funds. The effect of leverage may therefore result in a greater decrease in the net asset value of the Company than if the Company was not as leveraged.

Financing Risk

In the normal course of business, the Company may enter into agreements with certain counterparties for OTC derivative transactions. These agreements contain among other conditions events of default and termination events, and various covenants and representations.

There is no guarantee that the Company's borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to the Company. Unfavorable economic conditions also could increase funding costs, limits access to the capital markets or result in a decision by lenders not to extend credit to the Company. In addition, a decline in fair value of the Company’s assets may have particular adverse consequences in instances where they have borrowed money based on the fair value of those assets. A decrease in fair value of those assets may result in the lender (including derivative counterparties) requiring the Company to post additional collateral or otherwise sell assets at a time when it may not be in the Company's best interest to do so.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Illiquidity of Investments

The Company may invest, directly or indirectly, in securities, bank debt and other claims, and other assets, which are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such investments tend to be volatile and may not be readily ascertainable, and, for various reasons, the Company may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Restricted securities are generally valued at a price lower than similar securities that are not subject to restrictions on resale.

Some of the Company's investments may be illiquid and the Company may not be able to vary the portfolio in response to changes in economic and other conditions. The securities that are purchased in connection with privately negotiated transactions are not registered under the relevant securities laws, which may result in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the relevant registration requirements. Some of the bank loans, mezzanine securities, structured, and the collateralized loan obligation investments that are purchased and sold are traded in private, unregistered transactions and therefore may be subject to restrictions on resale or otherwise have no established trading market. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it previously recorded those investments. The Company may from time to time invest in derivative contracts traded over the counter, which are not traded in an organized public market and may be illiquid. Furthermore, the Company may face other restrictions in its ability to liquidate an investment in a business entity to the extent that the Company has or could be attributed with material non-public information regarding such business entity.

Credit Risk

Credit risk refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument and securities which are rated by rating agencies are often reviewed and may be subject to downgrade.

The Company is subject to the credit risk of its custodians, prime brokers and counterparties to the extent they may be unable to fulfill their obligations either to return the Company’s securities or to repay amounts owed. Credit risk is measured by the loss the Company would record if its counterparties failed pursuant to terms of their obligations to the Company.

Bank Loans

The Company may invest in loans originated by banks and other financial institutions. The loans invested in by the Company may include term loans and revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated and may be purchased in the form of assignments or participations in all or a portion of loans from third parties. Purchasers of bank loans are predominantly commercial banks, investment funds and investment banks. Based on activity in the bank loan market, the Company is exposed to liquidity risk as well as the risk of the borrower.

High Yield Debt

The Company may invest in high yield debt whose rating is typically below investment-grade by one or more nationally recognized statistical rating organizations or is unrated but of comparable credit quality to obligations rated below investment-grade, and has greater credit and liquidity risk than more highly rated debt obligations. As a result, the Company is exposed to liquidity risk and the risk of the obligor.

Prime Brokers

In relation to the Company’s right to the return of assets to which legal and beneficial title has been transferred to the prime broker, the Company may rank as one of such prime broker’s unsecured creditors. In the event of the insolvency of the prime broker, the Company may not be able to recover such equivalent assets in full, particularly if such assets have been rehypothicated by the prime broker.

7.
Related Party Transactions

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Administration Agreement

The Company has entered into an administration agreement (the “Administration Agreement”) with BCSF Advisors, LP, a Delaware limited partnership (the “Administrative Agent”), pursuant to which the Administrative Agent will provide the administrative services necessary for the Company to operate, and the Company will utilize the Administrative Agent recordkeeping services. Pursuant to the Administration Agreement, the Administrative Agent has agreed to oversee the Company’s public reporting requirements and tax reporting and monitor our expenses and the performance of professional services rendered to us by others. The Administrative Agent has also hired a sub-administrator to assist in the provision of administrative services. The Company will reimburse the Administrative Agent for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement. The Company shall pay the Administrative Agent a fee for its services under this Agreement and to cover the internal and out-of-pocket costs and expenses incurred by the Administrative Agent on behalf of the Company in respect of those services provided to the Company in an amount equal to an annual rate of 0.45% of the lesser of (i) the cost of the Company’s Investments and (ii) the fair market value of the Company’s investments (such resulting amount, the “Administration Fee”). This Administration Fee shall be payable quarterly in arrears and shall be calculated based on the average cost or fair market value, as applicable, of the Company’s investments at the end of the two most recently completed fiscal quarters.

The Company incurred expenses related to the Administrative Agent of $3.1 million, $2.6 million and $1.7 million for the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, respectively, which are included in other general and administrative expenses on the Consolidated Statements of Operations. As of December 31, 2023 and 2022, there were $0.3 million and $0.6 million, respectively, related to the Administrator Agent that were payable and included in "accounts payable and accrued expenses" and "receivable from the related party" in the Consolidated Statement of Assets and Liabilities.

Related Parties

From time to time the Company may purchase and sell investments to other entities advised by the Administrative Agent. All such cross trades are executed at a price provided by a third party, where available. If no third party price is available, the Administrative Agent will purchase or sell the asset to a third party to determine a price or utilize another third party price source approved by the Administrative Agent's compliance group. All such cross trades are reviewed by the Administrative Agent's compliance group. During the year 2023 and 2022, the Company purchased from other entities advised by the Administrative Agent or its affiliates for a fair value of $79.4 million and $277.9 million, respectively. During the year 2023 and 2022, the Company did not sell any investments to other entities advised by the Administrative Agent or its affiliates at fair value.

8.
Commitments

Certain of the Company’s investments in revolving bank loans and bridge loans include unfunded commitments. As of December 31, 2023 and 2022, there were $11.5 million and $14.2 million, respectively, in unfunded commitments.

9.
Members’ Equity and Subordinated Note

The Company is capitalized with contributions from its Members on a pro-rata basis as loan transactions and expenses are funded. For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, there were contributions of $12.5 million, $29.1 million and $247.4 million, and distributions of $12.5 million, $7.3 million and $194.0 million, respectively.

As of December 31, 2023 and 2022, the Company has commitments from the members with respect to their equity and subordinated note interests in the aggregate of $403.5 million and $353.2 million, respectively. As of December 31, 2023 and 2022, the Members have contributed capital of $403.5 million and $353.2 million, respectively, and have $0.0 million and $0.0 million of unfunded capital commitments, respectively.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

Income and expense allocations

Profit or Loss for each fiscal period shall be allocated among the Members in a manner such that, as of the end of such fiscal period and taking into account all prior allocations of Profit or Loss of the Company and all distributions made by the Company through such date, the Capital Account of each Member is, as nearly as possible, equal to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and assets sold for cash equal to their book value, all the Company liabilities were satisfied (limited with respect to each nonrecourse liability to the adjusted tax basis of the assets securing such liability), and the net assets of the Company were distributed immediately after such allocation.

Distributions

Unless otherwise determined by Prior Committee Approval, the Company shall distribute to the Members all Available Cash promptly following receipt thereof in no event less frequently than quarterly; provided, that any cash distributed to a Member in respect of USD Interests shall be denominated in U.S. dollars and any cash distributed to a Member in respect of Euro Interests shall be denominated in Euros.

Subordinated Notes

On February 22, 2021, the Company entered into subordinated note agreements with each Member (the “Subordinated Notes”), in connection with the Company’s issuance of $138.3 million aggregate principal amount. The Subordinated Notes bear interest at adjusted LIBOR plus 8.00% and mature on February 22, 2028.

As of December 31, 2023 and 2022, the Company has commitments from the Members with respect to the Subordinated Notes of $302.7 million and $264.9 million, respectively. As of December 31, 2023 and 2022, the Members have contributed capital of $302.7 million and $264.9 million, respectively. As of December 31, 2023 and 2022, there were unfunded capital commitments of $0.0 million and $0.0 million, respectively.

As of December 31, 2023, 2022 and 2021, there were $301.4 million, $262.0 million and $176.4 million, respectively, of Subordinated Notes outstanding. For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, interest expense incurred for the Subordinated Notes totaled $35.7 million, $21.5 million and $11.5 million, respectively.

10.
Other Required Disclosure

Financial highlights consist of Internal Rate of Return (“IRR”), expenses and net investment income ratios. The financial highlights are calculated for the members taken as a whole. An individual members’ results may vary based on a variety of factors including different fee arrangements and the timing of capital transactions.

For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, the members’ net Internal Rate of Return (“Net IRR”) since inception of the Company was 14.37%, 11.27% and 22.96%, respectively. IRR was computed based on the actual dates of the members’ capital contributions, distributions, and ending capital balance at the end of the period.

For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, the net investment income ratio was 12.41%, 11.67% and 8.40%, respectively. For the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, the expense ratio was 68.87%, 50.72% and 38.35%, respectively. The ratios are calculated based upon the average members’ equity during the period. Such ratios are calculated based on all investment-related and operating expenses, as shown on the Consolidated Statement of Operations. Since the Company is a leveraged fund, it also provides the following numbers to provide additional insight: for the years ended December 31, 2023 and 2022 and for the period February 9, 2021 (commencement of operations) through December 31, 2021, the total expense ratio excluding interest expense and deferred financings costs was 3.32%, 3.66% and 3.65%.

INTERNATIONAL SENIOR LOAN Program, LLC

Notes to Consolidated Financial Statements

_________________________________________________________________________________________________

11.
Recent Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820), which affects all entities that have investments in equity securities measured at fair value that are subject to a contractual sale restriction. The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring the fair value. The amendments also require additional disclosures for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. The effective date for the amendments in ASU 2022-03 are for fiscal years beginning after December 15, 2024 and interim periods within those fiscal years. The Company is currently evaluating the impact of the adoption of ASU 2022-03 on its financial statements.

12.
Subsequent Events

The Administrative Agent has evaluated the events and transactions that have occurred through February 27, 2024, the date the financial statements were available to be issued, and noted no items requiring adjustment of the financial statements or additional disclosures.